Exhibit 99.1

USA Rare Earth Finalizes Definitive Agreements with U.S. Department of Commerce, Unlocking Access to Up to $1.6 Billion to Advance the Leading Rare Earth Value Chain

Definitive Agreements Trigger Access to Up to $277 Million in Federal Funding and Up to $1.3 Billion in CHIPS Senior Secured Loan Capacity to advance the only vertically integrated rare earth company in the U.S. across domestic heavy rare earth mining, processing and separation, metal, and magnet production

Combined with the $1.5 Billion PIPE Closed in January 2026 and Previous Capital Raises, Brings Total Committed Capital Supporting USA Rare Earth’s Growth Plan to Approximately $3.5 Billion

Advances USA Rare Earth as a Global Leader in Rare Earths that is Developing one of the Largest Integrated Mine-to-Magnet Value Chains with Significant Runway for Future Value Creation

STILLWATER, Okla., June 3rd, 2026 (GLOBE NEWSWIRE) — USA Rare Earth, Inc. (Nasdaq: USAR) (“USAR”, “USA Rare Earth”, or the “Company”), today announced the execution of definitive agreements with the U.S. Department of Commerce, unlocking access to up to $1.6 billion in funding under the Department of Commerce’s CHIPS Program.1 The definitive agreements comprise up to $277 million in federal funding and up to $1.3 billion in senior secured loan capacity under the CHIPS Act, with disbursements tied to the achievement of project milestones.

Prior to the definitive documents, USA Rare Earth closed $1.5 billion in private capital raise, signed certain strategic customer agreements, and advanced Round Top.

The definitive agreements establish the framework under which USAR will continue to build out its integrated heavy rare earth mining, metal, and magnet global value chain. Together with the $1.5 billion private capital raise completed in January 2026 and previous capital raises, the agreements bring total committed capital supporting USAR’s growth plan to approximately $3.5 billion.2

“This partnership with the U.S. Government is the largest of its kind in our industry and provides the necessary capital to build the only global platform across light and heavy rare earth mining and processing, metal and alloy making, as well as magnet manufacturing - for the benefit of the United States and its allies,” said Michael Blitzer, Chairman of the Board of USA Rare Earth. ”This landmark collaboration reflects the scale and urgency of securing critical supply chains for technologies essential to long-term economic growth. We are grateful for the leadership shown across government in moving with speed and conviction. Our focus now is execution and generating industry-leading returns for both our shareholders and the U.S. Government.”

“Today marks the moment we move from intent to execution alongside the United States Government,” said Barbara Humpton, Chief Executive Officer of USA Rare Earth. “With the definitive agreements, USAR is positioned to accelerate the building of a global mine-to-magnet value chain that will supply the materials, metals, and magnets that industrial customers depend upon. From defense, aerospace, semiconductors, and data centers to physical AI, energy, mobility, and healthcare, our integrated value chain is designed to power the technology and innovations of the 21st Century. We look forward to our partnership with the United States Government.”

[1]	Funding amounts represent maximum available access under the definitive agreements. Actual disbursements are subject to the Company’s achievement of project milestones and other conditions set forth in the definitive agreements.
[2]	Approximate total committed capital comprises approximately $1.5 billion in private capital raised through the PIPE transaction that closed on January 28, 2026, previous capital raises, and up to $1.6 billion in U.S. Department of Commerce federal funding and CHIPS Act senior secured loan capacity under the definitive agreements.

“The CHIPS Program’s $277 million funding and $1.3 billion loan will be instrumental for the construction of a domestic integrated supply chain for critical minerals and NdFeB magnets which are essential for semiconductor chip manufacturing,” said Bill Frauenhofer, Executive Director of Semiconductor Investment and Innovation. “Yttrium, gallium, dysprosium and the other 9 critical and strategic minerals that will be mined in Texas, along with the domestic metal and magnet production, provides United States semiconductor companies a reliable domestic source and removes choke points in their manufacturing supply chain that enable chemical vapor deposition, high-k materials, compound semiconductors, dopants and other foundational applications.”

What the Definitive Agreements Enable. The definitive agreements support execution of USAR’s integrated value chain across each layer of the production system, with a targeted 2030 operating profile that, when delivered, is expected to represent the largest domestic heavy rare earth and critical mineral mining, processing and separation, metal making, and magnet production platform in the United States and the establishment of the global leader in rare earths. Specifically, the agreements support:

●	Development of the Round Top heavy rare earth and critical mineral deposit in Hudspeth County, Texas, targeted to begin commercial production in 2028;

●	Processing and separation of the output from the Round Top Project, including heavy rare earth element and critical mineral oxides and concentrates — including dysprosium, terbium, yttrium, gadolinium, hafnium, erbium, thulium, lutetium, ytterbium, holmium, gallium, and zirconium — securing domestic access to 12 critical minerals and rare earth elements;

●	Reshoring of 10,000 tons per annum (tpa) of heavy rare earth element metal- and alloy-making and strip-casting capacity through USAR’s subsidiary Less Common Metals (LCM), which are capabilities that do not currently exist in the United States; and

●	Scaling of neodymium-iron-boron (NdFeB) magnet manufacturing capacity in Stillwater, Oklahoma and Blacksburg, South Carolina to 10,000 tpa.

A Partnership at the Scale of the National Challenge. Rare earth elements and permanent magnets are foundational inputs to the technologies that underpin American economic and national security. Today, the United States is structurally dependent on foreign supplies (and in many categories a single-source) for materials that are essential to modern technology and global security.

The definitive agreements between USAR and the Department of Commerce are structured to close that gap. The U.S. Government’s funding is tied to project milestones aligned with USAR’s build schedule and creates a structure that directly aligns with taxpayer returns and the objectives of institutional investors.

Transaction Overview.

●	The definitive agreements with the Department of Commerce’s CHIPS Program provide access to up to $1.6 billion, comprising up to $277 million in federal funding and up to $1.3 billion in senior secured loan capacity under the CHIPS Act.

●	USAR will issue to the Department of Commerce 16.1 million shares of common stock and approximately 17.6 million warrants.

●	Funding will be disbursed in phases, tied to the Company’s achievement of project milestones, and is structured to reimburse capital expenditures incurred in executing USAR’s business plan.

●	Combined with the $1.5 billion common stock PIPE that closed in January 2026 and previous capital raises, total committed capital to support USAR’s growth plan stands at approximately $3.5 billion.[2]

Transaction Advisors

Latham & Watkins LLP acted as legal counsel and Moelis & Company LLC acted as exclusive financial advisor to USA Rare Earth in structuring and executing its agreements with the U.S. Government.

About USA Rare Earth

USA Rare Earth, Inc. (Nasdaq: USAR) is building a fully integrated rare earth and permanent magnet value chain across the United States, the United Kingdom, France and Brazil. Through its ownership of Less Common Metals (LCM), one of the world’s leading producers of rare earth metals and alloys, its magnet manufacturing capacity in Stillwater, Oklahoma, the Pela Ema mine in Brazil (subject to closing the Serra Verde Group transaction) and the Round Top deposit in Texas, USA Rare Earth operates across the entire value chain from mining to metal-making, alloy production and neodymium magnet manufacturing. USA Rare Earth is establishing a secure, Western-aligned supply of materials essential to the aerospace and defense, semiconductor, energy, data center, physical AI, mobility, healthcare and industrial sectors. For more information, visit www.usare.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. These statements include those relating to the definitive agreement with the U.S. Department of Commerce and its expected benefits, including the anticipated milestones, conditions precedent, timing of disbursements, and expected funding amounts; the issuance of common stock and warrants to the U.S. Department of Commerce and the potential dilutive impact of such issuances on existing stockholders; the Company’s investment plans, including the development of the Round Top deposit, the development and expansion of processing and separation facilities, the development and expansion of metal-making and strip-casting facilities, and the development and expansion of the magnet manufacturing facility in Stillwater, Oklahoma; the Company’s strategic supply and customer agreements; the Company’s plans for and prospects of its announced acquisitions, investments, and other business development activities, including the announced Serra Verde Group transaction; and projected operating results and performance.

[2]	Approximate total committed capital comprises approximately $1.5 billion in private capital raised through the PIPE transaction that closed on January 28, 2026, previous capital raises, and up to $1.6 billion in U.S. Department of Commerce federal funding and CHIPS Act senior secured loan capacity under the definitive agreements.

Such statements can be identified by the fact that they do not relate strictly to historical or current facts. Words such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “strive,” “target,” “will,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements are subject to risks and uncertainties and potentially inaccurate assumptions that could cause actual results to differ materially from the Company’s expectations, including without limitation: the ability of USA Rare Earth to satisfy the conditions precedent and other milestone-based requirements of the definitive agreement on the anticipated terms or at all; the potential dilution to existing stockholders and adverse effect on the Company’s stock price resulting from the issuance of common stock and warrants to the U.S. Department of Commerce or other issuances of common stock or equity-linked securities; the Company’s ability to commercially extract minerals from the Round Top deposit on the anticipated timeline or at all; the Company’s ability to develop its processing, separation, metal-making, strip-casting, and magnet manufacturing facilities on the anticipated timeline or at all; the Company’s ability to raise additional capital on acceptable terms or at all; the volatility of the Company’s stock price; risks that the proposed transactions with the Serra Verde Group, Carester SAS and Texas Mineral Resources Corp. may not be consummated on their anticipated timelines or at all; the Company may not realize the anticipated benefits of its proposed and prior acquisitions, including expected synergies, financial performance, estimated EBITDA and, in the case of the Serra Verde Group, integration of operations, on the anticipated timeline or at all; the ability of the Company’s Stillwater magnet manufacturing facility to commence commercial operations on the timing and with the production capacity anticipated or at all; the Company’s limited operating history; risks that the Company may experience delays, unforeseen expenses, increased capital costs, and other complications in operating its business; the availability of rare earth oxide, metal feedstock and other materials, utilities (including power and water) and equipment in quantities and prices that allow the Company to develop and commercially operate its Stillwater facility and other facilities; the Company’s ability to meet individual customer specifications and manufacture a consistently high quality product; fluctuations in demand for and prices of the Company’s products, including without limitation as a result of dumping, predatory pricing and other tactics by the Company’s competitors or state actors or the overall competitive environment; the Company’s ability to achieve positive cash flow or profitability or the ability to access cash flow within the Company’s corporate structure due to restrictions contained in the Company’s financing agreements; the Company’s ability to convert current commercial discussions and/or memorandums of understanding with customers for the sale of its neo magnets and other products into definitive orders; geopolitical developments or disruptions, such as changes in the political environment, export/import or environmental policy of the People’s Republic of China, the United States or other countries in which the Company operates or sells products or otherwise; war, terrorism, natural disasters or public health emergencies; the Company’s ability to retain or recruit key personnel; environmental, health and safety regulations; and the Company’s ability to comply with requirements for federal, state and local government incentives and financing.

Additional risks and detailed information regarding the factors that may cause actual results to differ materially has been and will be included in the Company’s filings with the SEC, including the Company’s most recently filed Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and subsequent filings. Any forward-looking statements speak only as of the date of this press release (or such other date as is specified in such statement), and the Company undertakes no obligation to update any forward-looking statements as a result of new information or future developments except as required by law.

Contacts

Investor Relations

J.B. Lowe, VP, Investor Relations, USA Rare Earth — IR@usare.com

Media Relations

Dan Moore / Scott Bisang, Collected Strategies — USAR-CS@collectedstrategies.com

# # #

4